              As filed with the Securities and Exchange Commission
                               on November 9, 1998


                                                   Registration No. 333-______


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        --------------------------------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                        --------------------------------

                            P. H. GLATFELTER COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


        Pennsylvania                                        23-0628360
(STATE OR OTHER JURISDICTION OF                         (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                          IDENTIFICATION NO.)


      Spring Grove, Pennsylvania                             17362
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                  (ZIP CODE)


                            P. H. Glatfelter Company
                 401(k) Savings Plan for Neenah Hourly Employees
                            (FULL TITLE OF THE PLAN)

                                 Robert S. Wood
                  Vice President - Administration and Secretary
                               228 S. Main Street
                             Spring Grove, PA 17362
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (717) 225-4711
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    COPY TO:
                          MORRIS CHESTON, JR., ESQUIRE
                     BALLARD SPAHR ANDREWS & INGERSOLL, LLP
                         1735 MARKET STREET, 51ST FLOOR
                      PHILADELPHIA, PENNSYLVANIA 19103-7599
                                 (215) 665-8500

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
                                       Proposed      Proposed
Title of                               Maximum       Maximum
Securities           Amount            Offering      Aggregate     Amount of
to be                to be             Price Per     Offering      Registration
Registered           Registered (1)    Share (2)     Price (2)     Fee
--------------------------------------------------------------------------------
Common Stock          60,000
$.01 par value         shares          $12.3438      $740,628      $205.89
--------------------------------------------------------------------------------

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement shall be deemed to cover an indeterminate number of additional shares of Common Stock issuable in the event the number of outstanding shares of the Company is increased by stock split, reclassification, stock dividend and the like.

(2) Estimated solely for the purpose of computing the registration fee. In accordance with Securities and Exchange Commission Rule 457(c), the price shown is based on the average of the high and low price per share of Common Stock of the Company on November 3, 1998, $12.3438, as traded on the American Stock Exchange.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


            The documents containing the information required to be included in
Part I of this Registration Statement will be given or sent to all persons who are eligible to participate in the P. H. Glatfelter 401(k) Savings Plan for Neenah Hourly Employees (the "Plan").


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. -   INCORPORATION OF DOCUMENTS BY REFERENCE

            The following documents filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 by P. H. Glatfelter Company (the "Company") (File No. 1-3560) are incorporated herein by reference:

                  (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1997.

                  (b) The Company's Quarterly Report on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998.

                  (c) The Company's Current Report on Form 8-K and Amendment No. 1 thereto on Form 8-K/A dated January 2, 1998.

            Each document filed by the Company subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such document.

Item 4. -   DESCRIPTION OF SECURITIES

Common Stock

            The Common Stock to be offered pursuant to the Plan has been registered pursuant to Section 12 of the Securities Exchange Act of 1934. Accordingly, a description of the Common Stock is not required herein.

Item 5. -   INTERESTS OF NAMED EXPERTS AND COUNSEL

            Not applicable.

Item 6. -   INDEMNIFICATION OF DIRECTORS AND OFFICERS

            See Section 2.11 and Sections 3.1 through 3.7 of the Company's Bylaws and Section 1713 and Sections 1741 through 1750 of the Pennsylvania Business Corporation Law of 1988.

            The Company's Bylaws include a provision to eliminate the personal liability of its directors for monetary damages for breach or alleged breach of their duty of care to the full extent permitted by Pennsylvania law. In addition, the Company's Bylaws provide that the Company shall indemnify its directors and officers to the full extent permitted by Pennsylvania law.

            The Company has insurance coverage for losses by any person who is or hereafter may be a director or officer of the Company arising from claims against that person for any wrongful act (subject to certain exceptions) in his capacity as a director or officer of the Company. The policy also provides for reimbursement to the Company for indemnification given by the Company, pursuant to common or statutory law or its Articles of Incorporation or Bylaws to any such person arising from any such claim. The policy's coverage is limited to a maximum of $20,000,000 for each loss and each policy year and there is a deductible of $1,500,000 for the Company.

Item 7. -   EXEMPTION FROM REGISTRATION CLAIMED

            Not applicable.

Item 8. -   EXHIBITS

      4.1 Specimen copy of Common Stock Certificate (incorporated by reference to Exhibit 4 to the Company's Registration Statement on Form S-8, Reg. No. 33-54409)

      4.2         P. H. Glatfelter Company 401(k) Savings Plan for
                  Neenah Hourly Employees

      5           Opinion of Ballard Spahr Andrews & Ingersoll, LLP

      15 Letter regarding unaudited interim financial information

      23.1        Consent of Deloitte & Touche LLP

      23.2        Consent of Deloitte & Touche GmbH

      23.3        Consent of Constantin Associes and Segec Audit SA

      23.4        Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in
                  Exhibit 5)

      24          Power of Attorney (included on signature page)

            The Company will submit the Plan and any amendment thereto to the Internal Revenue Service (the "IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan.

Item 9. -   UNDERTAKINGS

      A.    Rule 415 Offering

            The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                            (i) To include any prospectus required by section
            10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
            arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                          (iii) To include any material information with respect
            to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                        Provided, however, that paragraphs (A)(1)(i) and
            (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d)
            of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      B.    Filings Incorporating Subsequent Exchange Act Documents
            By Reference

            The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      C. Request for Acceleration of Effective Date or Filing of Registration Statement on Form S-8

            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


            The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Spring Grove, Commonwealth of Pennsylvania, on November 9, 1998.


                              P. H. GLATFELTER COMPANY


November 9, 1998              By:/s/ R. P. Newcomer
                                 ---------------------------------------------
                                 R. P. Newcomer
                                 Executive Vice President,
                                 Chief Financial Officer
                                 and Director



                                POWER OF ATTORNEY


            KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints R. P. Newcomer and R. S. Wood and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                      Title                                    Date
---------                                      -----                                    ----
/s/ G. H. Glatfelter II                   President, Chief                          November 9, 1998
-------------------------------           Executive Officer
G. H. Glatfelter II                       and Director


/s/ T. C. Norris                          Chairman and Director                     November 9, 1998
-------------------------------
T. C. Norris



/s/ R. P. Newcomer                        Executive Vice                            November 9, 1998
-------------------------------           President, Chief
R. P. Newcomer                            Financial Officer
                                          and Director


/s/ C. M. Smith                           Vice President -                          November 9, 1998
-------------------------------           Finance, Assistant
C. M. Smith                               Secretary and Controller


/s/ R. E. Chappell                        Director                                  November 9, 1998
-------------------------------
R. E. Chappell



/s/ N. DeBenedictis                       Director                                  November 9, 1998
-------------------------------
N. DeBenedictis


/s/ G. H. Glatfelter                      Director                                  November 9, 1998
-------------------------------
G. H. Glatfelter



/s/ R. S. Hillas                          Director                                  November 9, 1998
-------------------------------
R. S. Hillas



/s/ M. A. Johnson II                      Director                                  November 9, 1998
-------------------------------
M. A. Johnson II

Signature                                      Title                                    Date
---------                                      -----                                    ----
/s/ R. W. Kelso                           Director                                  November 9, 1998
-------------------------------
R. W. Kelso



/s/ P. R. Roedel                          Director                                  November 9, 1998
-------------------------------
P. R. Roedel



/s/ J. M. Sanzo                           Director                                  November 9, 1998
-------------------------------
J. M. Sanzo



/s/ R. L. Smoot                           Director                                  November 9, 1998
-------------------------------
R. L. Smoot

            The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Spring Grove, Commonwealth of Pennsylvania, on November 9, 1998.


                                          P. H. GLATFELTER COMPANY
                                          401(K) SAVINGS PLAN FOR
                                          NEENAH HOURLY EMPLOYEES



                                          By:/s/ R. P. Newcomer
                                             ---------------------------------
                                             R. P. Newcomer
                                             Chairman
                                             Employee Benefits Committee

                                  EXHIBIT INDEX


EXHIBIT NO.       DESCRIPTION
-----------       -----------
      4.1         Specimen copy of Common Stock Certificate (incorporated by reference to Exhibit 4 to the Company's Registration Statement
                  on Form S-8, Reg. No. 33-54409)

      4.2         P. H. Glatfelter Company 401(k) Savings Plan for
                  Neenah Hourly Employees

      5           Opinion of Ballard Spahr Andrews & Ingersoll, LLP

      15 Letter regarding unaudited interim financial information

      23.1        Consent of Deloitte & Touche LLP

      23.2        Consent of Deloitte & Touche GmbH

      23.3        Consent of Constantin Associes and Segec Audit SA

      23.4        Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in
                  Exhibit 5)

      24          Power of Attorney (included on signature page)